Midas U.S. and Overseas Fund Ltd.
Midas Magic, Inc.
June 28, 2000
Page 2










                                                              June 28, 2000

Midas Funds
11 Hanover Square
New York, New York 10005
Attn: Thomas Winmill, President

     RE:  $1,000,000 Line of Credit - Termination

Ladies and Gentlemen:

     State Street Bank and Trust Company (the "Bank") has made available a $1 million committed, unsecured line of credit (the "Committed Line of Credit") to Midas U.S. and Overseas Fund Ltd. and Midas Magic, Inc. (collectively the "Borrowers" and each, a "Borrower"), as described in a letter agreement dated July 1, 1997, by and between the Borrowers and the Bank (as amended, the "Letter Agreement"). All obligations of the Borrowers arising under the Committed Line of Credit are evidenced by a promissory note in the original principal amount of $1,000,000 dated as of July 1, 1997 executed by the Borrowers to the order of the Bank (as amended, the "Note"). All capitalized terms used but not defined herein shall have the meanings set forth in the Letter Agreement.

     The Expiration Date of the Committed Line of Credit is currently June 28, 2000. The Borrowers have requested that the Committed Line of Credit not be extended past such date. Therefore, the Borrowers and the Bank hereby agree that upon payment of all outstanding principal, interest, and fees owing by the Borrowers to the Bank as of June 28, 2000, if any, the Committed Line of Credit shall be terminated. The Borrowers and the Bank hereby waive any notice requirements set forth in the Letter Agreement with regard to such termination.

     If the foregoing is acceptable to you, please have an authorized officer of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

                                Very truly yours,

                                STATE STREET BANK AND TRUST COMPANY


                                By: /s/ Paul J. Koobatian
                                    ------------------------------------
                                       Paul J. Koobatian, Vice President


Accepted:

Midas U.S. and Overseas Fund Ltd.

Midas Magic, Inc.


By: /s/ Thomas B. Winmill
    ------------------------------
       Name:Thomas B. Winmill
       Title:President

Address:
-------

11 Hanover Square
New York, New York 10005


Acknowledged:

STATE STREET BANK AND TRUST COMPANY, as custodian


By: /s/ Mark Nicholson
    -----------------------------
        Name:Mark Nicholson
        Title:Vice President